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                                             -----------------------------------
                                                        OMB APPROVAL
                                             -----------------------------------
                                             OMB NUMBER                3235-0059

                                             EXPIRES:            AUGUST 31, 2004

                                             ESTIMATED AVERAGE BURDEN
                                             HOURS PER RESPONSE............14.73
                                             -----------------------------------

                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant / /
Filed by a Party other than the Registrant /X/

Check the appropriate box:

/ /     Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /     Definitive Proxy Statement
/ /     Definitive Additional Materials
/X/     Soliciting Material Pursuant to Section 240.14a-12

                              TAUBMAN CENTERS, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                           SIMON PROPERTY GROUP, INC.
                        SIMON PROPERTY ACQUISITIONS, INC.
                             WESTFIELD AMERICA, INC.
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/     No fee required.
/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

               (1) Title of each class of securities to which transaction applies:____________________________________________________

               (2) Aggregate number of securities to which transaction applies:____________________________________________________

               (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_________________________________________

               (4)  Proposed maximum aggregate value of transaction:____________

               (5)  Total fee paid:_____________________________________________

/ /     Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               (1)  Amount Previously Paid:_____________________________________

               (2)  Form, Schedule or Registration Statement No.:_______________

               (3)  Filing Party:_______________________________________________

               (4)  Date Filed:_________________________________________________

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[SIMON PROPERTY GROUP LOGO]                                  [WESTFIELD LOGO]

SIMON INVESTOR CONTACT:      MEDIA CONTACT:          WESTFIELD INVESTOR CONTACT:
Shelly Doran                 George Sard/Paul        Katy Dickey
Simon Property Group, Inc.   Caminiti/Hugh Burns     Westfield America
317/685-7330                 Citigate Sard Verbinnen 310/445-2407
                             212/687-8080


            SIMON PROPERTY GROUP AND WESTFIELD AMERICA EXTEND TENDER
                    OFFER FOR TCO COMMON SHARES UNTIL MAY 30

         NEW YORK, MARCH 31, 2003 -- Simon Property Group, Inc. (NYSE: SPG) and Westfield America, Inc., the U.S. subsidiary of Westfield America Trust (ASX:
WFA), today announced that they have extended their $20.00 per share all-cash offer for Taubman Centers, Inc. (NYSE: TCO) shares until midnight, New York City time, on Friday, May 30, 2003, unless further extended.

                                      * * *

         The $20.00 per share all-cash offer for TCO shares will expire on midnight, New York City time, on May 30, 2003, unless further extended. As of midnight, New York City time, on March 28, 2003, TCO shareholders had tendered and not withdrawn approximately 40,302,385 shares. The complete terms and conditions of the offer are set forth in the Offer to Purchase, as amended, and the related Letter of Transmittal, copies of which are on file with the SEC and available by contacting the information agent, MacKenzie Partners, Inc. at (800) 322-2885. Merrill Lynch & Co. is acting as financial advisor to SPG and Westfield America, Inc. and is the Dealer Manager for the Offer. Willkie Farr & Gallagher is acting as legal advisor to SPG and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor to Westfield America, Inc. Simpson Thacher & Bartlett is acting as legal advisor to Merrill Lynch & Co.

ABOUT SIMON PROPERTY GROUP

Headquartered in Indianapolis, Indiana, Simon Property Group, Inc. is a real estate investment trust engaged in the ownership and management of income-producing properties, primarily regional malls and community shopping centers. Through its subsidiary partnerships, it currently owns or has an interest in 242 properties containing an aggregate of 183 million square feet of gross leasable area in 36 states, as well as nine assets in Europe and Canada and ownership interests in other real estate assets. Additional Simon Property Group, Inc. information is available at http://about.simon.com/corpinfo/index.html.

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ABOUT WESTFIELD AMERICA, INC.

Westfield America, Inc. is the United States subsidiary of Westfield America Trust (ASX: WFA), the second-largest property trust listed on the Australian Stock Exchange. WFA owns a majority interest in the Westfield America portfolio of 63 centers, branded as Westfield Shoppingtowns. Westfield Shoppingtowns are home to more than 8,400 specialty stores and encompass 64 million square feet in the states of California, Colorado, Connecticut, Florida, Illinois, Indiana, Maryland, Missouri, Nebraska, New Jersey, New York, North Carolina, Ohio and Washington.

                                      # # #

IMPORTANT INFORMATION

This news release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any TCO shares, and is not a solicitation of a proxy. Simon Property Group, Inc. and Simon Property Acquisitions, Inc., a wholly owned subsidiary of Simon Property Group, Inc. filed a tender offer statement on Schedule TO with the Securities and Exchange Commission on December 5, 2002 (as amended), with respect to the offer to purchase all outstanding shares of TCO common stock. Investors and security holders are urged to read this tender offer statement as amended because it contains important information. Investors and security holders may obtain a free copy of the tender offer statement and other documents filed by SPG and Westfield America, Inc. with the Commission at the Commission's web site at http://www.sec.gov. The tender offer statement and any related materials may also be obtained for free by directing such requests to MacKenzie Partners, Inc. at (800) 322-2885.

SPG and Westfield America, Inc. and certain other persons may be deemed participants in the solicitation of proxies from the shareholders of TCO in connection with TCO's 2003 Annual Meeting of Shareholders. Information concerning such participants is available in the tender offer statement and other documents filed by SPG and Westfield with the Commission as described above, and further information will be available in SPG/Westfield's Preliminary Proxy Statement and Definitive Proxy Statement to be filed with the Commission in connection with the solicitation of proxies in due course.

Shareholders of TCO are advised to read SPG/Westfield's Definitive Proxy Statement in connection with SPG/Westfield's solicitation of proxies from TCO shareholders when it becomes available, because it will contain important information. Shareholders of TCO and other interested parties may obtain, free of charge, copies of the Preliminary Proxy Statement and the Definitive Proxy Statement (when available), and any other documents filed by SPG/Westfield with the Commission in connection with the proxy solicitation at the Commission's website as described above. The Preliminary Proxy Statement and the Definitive Proxy Statement (when available) and these other documents may also be obtained free of charge by contacting MacKenzie Partners, Inc., the firm assisting SPG/Westfield in the solicitation of proxies, toll-free at the number listed above.

FORWARD-LOOKING STATEMENTS

This release contains some forward-looking statements as defined by the federal securities laws which are based on our current expectations and assumptions, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, projected or implied. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.


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